EXHIBIT (6)(III)


                                   EXHIBIT K
                                     TO THE
                             DISTRIBUTOR'S CONTRACT

                                  MENTOR FUNDS

             Mentor Capital Growth Portfolio - Institutional Shares
             Mentor Quality Income Portfolio - Institutional Shares
            Mentor Municipal Income Portfolio - Institutional Shares
           Mentor Income and Growth Portfolio - Institutional Shares
            Mentor Perpetual Global Portfolio - Institutional Shares
                 Mentor Growth Portfolio - Institutional Shares
                Mentor Strategy Portfolio - Institutional Shares
         Mentor Short-Duration Income Portfolio - Institutional Shares
          Mentor Institutional U.S. Government Money Market Portfolio
                  Mentor Institutional Money Market Portfolio

         In consideration of the mutual covenants set forth in the Distributor's Contract dated May 19, 1992 between Mentor Funds (formerly Cambridge Series Trust) and Mentor Distributors, LLC. (formerly Cambridge Distributors, Inc.), Mentor Funds executes and delivers this Exhibit on behalf of the Portfolios, and with respect to the separate classes of shares, if any, thereof first set forth in this Exhibit.

         WITNESS the due execution hereof this _____ day of May, 1997.


                                          MENTOR FUNDS


                                          By:________________________________
                                              President


                                          MENTOR DISTRIBUTORS, LLC


                                          By:________________________________
                                               President